Exhibit 99.5

INDIVIDUAL VARIABLE ANNUITY APPLICATION CONTRACT # Select Product: [ X Schwab Genesis Advisory Variable Annuity ]	PROTECTIVE LIFE INSURANCE COMPANY [ Send Applications to: Overnight: 2801 Highway 280 South, Birmingham, Alabama 35223 U.S. Mail: P. O. Box 10648, Birmingham, Alabama 35202-0648 (800) 456-6330 ]

Owner 1 (If mailing address is a P.O. Box, please provide a physical address in the ‘Remarks’ area.)
Name:			☐ Male	☐ Female
Address:			Birthdate:
City:	State:	Zip:	SSN/Tax ID:
Email Address:			Phone:

Owner 2 (If applicable.)
Name:			☐ Male	☐ Female
Address:			Birthdate:
City:	State:	Zip:	SSN/Tax ID:
Email Address:			Phone:

Annuitant ☐ Same as Owner 1 ☐ Same as Owner 2
(If not Owner 1 or 2, complete this section.)
Name:			☐ Male	☐ Female
Address:			Birthdate:
City:	State:	Zip:	SSN/Tax ID:
Email Address:			Phone:

Beneficiary, if there is no surviving Owner

Use Administrative Form [ LAD-1225 ] to name or change a beneficiary any time before the death of an owner.

Initial Purchase Payment:  $

[ (minimum: $10,000) ]

Funding Source:	☐ Cash	☐ Non-Qualified 1035 Exchange	☐ CD/Non-Insurance Exchange

☐ Direct Transfer	☐ Direct Rollover	☐ Indirect Rollover

Plan Type:	☐ Non-Qualified	☐ IRA	☐ Roth IRA	☐ Other:

Complete if an IRA and includes new contributions:	$	(Amount)	(Tax Year)
	$	(Amount)	(Tax Year)

Replacement:

Do you currently have an annuity contract or life insurance policy?	☐ Yes	☐ No

Will this annuity change or replace an existing annuity contract or life insurance policy? (If yes, please provide the company name and contract or policy number below.)	☐ Yes	☐ No

Company 1	Contract or Policy #

Company 2	Contract or Policy #

Company 3	Contract or Policy #

An annuity contract is not a deposit or obligation of, nor guaranteed by any bank or financial institution. It is not insured by the Federal Deposit

Insurance Corporation or any other government agency, and is subject to investment risk, including the possible loss of principal.

CONTRACT BENEFITS ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

ICC17-VDA-P-1007	[5/20 ]

ALLOCATE PURCHASE PAYMENTS — Allocation instructions remain in effect until you change them.  Use whole percentages.  ‘Purchase Payment’ and ‘DCA Allocation’ percentage totals must equal 100%, each.  If using a Model Portfolio, allocate to the Guaranteed Account and one Model Portfolio, only.

[ If you are purchasing a protected lifetime income benefit your contract allocation is restricted to a single choice from among the following four options.

•      100% to the Janus/Clayton Street Protective Life Dynamic Allocation Series — Conservative Sub-Account.

•      100% to the Janus/Clayton Street Protective Life Dynamic Allocation Series — Moderate Sub-Account.

•      100% to one of the three permissible “Model Portfolios” (Conservative Growth; Balanced Growth & Income; or Balanced Growth).

•                  Create a portfolio, using: not less than 40% allocation among Category 1 (Conservative) Sub-Accounts; not more than 60% allocation among Category 2 (Moderate) Sub-Accounts; and, not more than 25% allocation among Category 3 (Aggressive) Sub-Accounts.  Category 4 Sub-Accounts may not be used in this portfolio.

Dollar Cost Averaging from a DCA Account into one of these allocations is permitted. ]

Protective Life Guaranteed Account

Purchase Payment		Investment Option
[	%	Guaranteed Account — not available if you purchase a protected lifetime income benefit ]
	%	DCA Account 1 — Make DCA transfers on the day (1st — 28th) of the month for months (3 — 6 months).
	%	DCA Account 2 — Make DCA transfers on the day (1st — 28th) of the month for months (7 — 12 months).

Sub-Accounts of the Protective Variable Annuity Separate Account

[ Category 1 — Conservative

Purchase		DCA
Payment		Allocation		Manager	Investment Option
[	%		%	American Funds	Bond
	%		%	American Funds	U.S. Government/AAA-Rated Securities
	%		%	Fidelity Management & Research	Investment Grade Bond
	%		%	Goldman Sachs Asset Management	Core Fixed Income
	%		%	Great-West	Bond Index
	%		%	Invesco Advisers	Government Securities
	%		%	Janus	Clayton Street Protective Life Dynamic Allocation Series — Conservative
	%		%	OppenheimerFunds	Government Money
	%		%	PIMCO	Low Duration
	%		%	PIMCO	Short-Term
	%		%	PIMCO	Total Return
	%		%	Schwab	Government Money Market Portfolio™ ]

Category 2 — Moderate

[	%		%	American Funds	Asset Allocation
	%		%	American Funds	Capital Income Builder
	%		%	Franklin Templeton Investments	Franklin Income
	%		%	Franklin Templeton Investments	Franklin Strategic Income
	%		%	Franklin Templeton Investments	Templeton Global Bond
	%		%	Goldman Sachs Asset Management	Global Trends Allocation
	%		%	Invesco Advisers	Balanced Risk Allocation
	%		%	Invesco Advisers	Equity and Income
	%		%	Janus	Clayton Street Protective Life Dynamic Allocation Series — Moderate
	%		%	Lord Abbett	Bond Debenture
	%		%	PIMCO	All Asset
	%		%	PIMCO	Global Diversified Allocation
	%		%	PIMCO	Long-Term U.S. Government
	%		%	PIMCO	Real Return ]
				Schwab	Balanced
				Schwab	Balanced with Growth

Sub-Accounts of the Protective Variable Annuity Separate Account (continued)

[ Category 3 — Aggressive

Purchase		DCA
Payment		Allocation		Manager	Investment Option
[	%		%	American Funds	Blue Chip Income & Growth
	%		%	American Funds	Global Growth
	%		%	American Funds	Global Growth and Income
	%		%	American Funds	Growth
	%		%	American Funds	Growth-Income
	%		%	Fidelity Management & Research	Mid Cap
	%		%	Franklin Templeton Investments	Franklin Mutual Global Discovery
	%		%	Franklin Templeton Investments	Franklin Mutual Shares
	%		%	Franklin Templeton Investments	Franklin Rising Dividends
	%		%	Goldman Sachs Asset Management	Strategic Growth
	%		%	Invesco Advisers	Comstock
	%		%	Invesco Advisers	Growth and Income
	%		%	Invesco Advisers	International Growth
	%		%	Janus	Clayton Street Protective Life Dynamic Allocation Series — Growth
	%		%	Lord Abbett	Dividend Growth
	%		%	Lord Abbett	Fundamental Equity
	%		%	OppenheimerFunds	Main Street®
	%		%	Schwab	Growth
	%		%	Schwab	S&P 500 Index ]

Category 4 — Not available if you purchase a protected lifetime income benefit

[	%		%	American Funds	Global Small Capitalization
	%		%	American Funds	International
	%		%	American Funds	New World
	%		%	Franklin Templeton Investments	Franklin Flex Cap Growth

	%		%	Franklin Templeton Investments	Franklin Small Cap Value
	%		%	Franklin Templeton Investments	Franklin Small-Mid Cap Growth
	%		%	Franklin Templeton Investments	Templeton Developing Markets
	%		%	Franklin Templeton Investments	Templeton Foreign
	%		%	Goldman Sachs Asset Management	Growth Opportunities
	%		%	Goldman Sachs Asset Management	Mid Cap Value
	%		%	Invesco Advisers	Global Real Estate
	%		%	Legg Mason	ClearBridge Mid Cap
	%		%	Legg Mason	ClearBridge Small Cap Growth
	%		%	Lord Abbett	Growth Opportunities
	%		%	OppenheimerFunds	Global
	%		%	Royce & Associates	Small-Cap ]

Protective Life Model Portfolios

Purchase		DCA			Purchase		DCA
Payment		Allocation			Payment		Allocation
[	%		%	Conservative Growth		%		%	Balanced Growth
	%		%	Balanced Growth and Income		%		%	Growth Focus - not available if you purchase a protected lifetime income benefit ]

Transfer Authorization

I authorize the Company to honor my telephone and/or digital instructions for transfers among the investment options.

I authorize the Company to honor my agent’s instructions for transfers among the investment options.

[ OPTIONAL BENEFITS AND FEATURES - Select the options to be included in your contract, and complete any additional required forms.

Optional Management Tools Available Without Charges or Fees

Automatic Purchase Plan — Complete form LAD-1128. Not available if Partial Automatic Withdrawals are selected.

Partial Automatic Withdrawals — Complete forms LAD-1147 and LAD-1133. Not available if Automatic Purchase Plan is selected.

Portfolio Rebalancing — Required, if SecurePay Life is selected.

Rebalance to my current Variable Account allocation       quarterly      semi-annually      annually  on the day (1st — 28th) of the month.

Optional Benefits Offered with a Separate, Additional Charge or Fee

Enhanced Death Benefit

Return of Purchase Payments Death Benefit

Protected Lifetime Income Benefit

SecurePay Life - Not available if any Owner or Annuitant is younger than age 60 or older than age 85. ]

SUITABILITY

Did you receive an Annuity Buyers Guide and a current prospectus for this annuity?	☐ Yes ☐ No
Do you believe the annuity meets your financial needs and objectives?	☐ Yes ☐ No

APPLICANT SIGNATURES

I understand this application will be part of the annuity contract.  I have read the completed application and confirm that the information it contains is true and correct to the best of my knowledge and belief.  However, these statements are representations and not warranties.   If this application includes two Owners, the company may accept instructions from either Owner on behalf of both Owners.

Variable annuities involve risk, including the possible loss of principal. The Contract Value, annuity payments and termination values, when based upon the investment experience of the separate account, are variable and are not guaranteed as to any fixed dollar amount.

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE STATEMENT IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIMINAL OFFENSE AND SUBJECT TO PENALTIES UNDER STATE LAW.

Application signed at: (City & State)                                                                            on (Date)                                      .

Owner 1:                                       Owner 2:                                        Annuitant:

Federal law requires the following notice: We may request or obtain additional information to establish or verify your identity.

Remarks:

PRODUCER REPORT - This section must be completed and signed by the agent for the Contract to be issued.

To the best of your knowledge and belief…

Does the applicant have any existing annuity contract or life insurance policy?	☐ Yes ☐ No
Does this annuity change or replace any existing annuity contract or life insurance policy?	☐ Yes ☐ No

Type of unexpired government issued photo I.D. used to verify applicant's identity:#

I have determined this annuity is suitable based on information I obtained from the applicant after reasonable inquiry into their financial and tax status, investment objectives, and other relevant information.

I certify that I have truly and accurately recorded on this application the information provided to me by the applicant.

Agent Signature:	Print Agent Name:
Agent #	Brokerage:
State Agent License #	Phone #